UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

RUDOLPH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27965	22-3531208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road Flanders, New Jersey		07836
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 691-1300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2005, Rudolph Technologies, Inc. (“Rudolph”), NS Merger Sub, Inc., a wholly-owned subsidiary of Rudolph (“Merger Sub”), and August Technology Corporation (“August”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which August will be merged with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving corporation of the Merger as a wholly-owned subsidiary of Rudolph.

Under the terms of the Merger Agreement, each August shareholder may elect to receive either $10.50 per share in cash or $10.50 per share in Rudolph stock (based upon the exchange ratio set forth in the Merger Agreement of 0.7625x, which was calculated using the closing price of Rudolph’s common stock on the NASDAQ National Market on June 27, 2005), reflecting aggregate consideration of approximately $193 million. Each August shareholder will have the option to elect to receive cash or stock, subject to proration and allocation, based on the total amount of cash and total number of shares of Rudolph stock available for distribution in connection with the Merger. The Merger Agreement provides that August’s shareholders will receive a minimum of $37.2 million and a maximum of $60.0 million of cash. In the allocation process, shareholders who make an election will receive priority to have their request for cash or stock ahead of shareholders who do not make an election. Under the terms of the Merger Agreement, options to purchase shares of August common stock currently outstanding will be converted at the exchange ratio set forth in the Merger Agreement of 0.7625x into the right to receive shares of Rudolph common stock, and the exercise price of these options will be adjusted in accordance with Treasury Regulation Section 1.424-1(a).

After the closing of the Merger, Paul McLaughlin, Rudolph’s current Chairman and Chief Executive Officer, will continue as Chairman and CEO and Steven Roth, Rudolph’s current Chief Financial Officer, will continue as Chief Financial Officer. Jeff O’Dell, current Chief Executive Officer of August, will join Rudolph’s Board of Directors, and Stan Piekos, current Chief Financial Officer of August, will become Rudolph’s Chief Corporate Development Officer. Rudolph’s Board of Directors will increase from eight to 12 members, including 8 members designated by Rudolph, 3 members designated by August and 1 additional member to be jointly appointed by Rudolph and August.

Rudolph and August have made customary representations and warranties in the Merger Agreement, and have also made customary covenants, including, among others, covenants (i) to conduct their respective businesses in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause meetings of their respective stockholders or shareholders, as the case may be, to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to certain exceptions, for each of their respective boards of directors to recommend adoption and approval by its stockholders or shareholders, as the case may be, of the Merger Agreement and the transactions contemplated by the Merger Agreement. In addition, Rudolph and August have made certain additional customary covenants, including among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions and (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of Rudolph’s stockholders, (ii) approval of August’s shareholders, (iii) absence of any law or order prohibiting the closing, (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (v) subject to certain exceptions, the continued accuracy of representations and warranties, (vi) the absence of any material adverse effect with respect to each party’s business and (vii) the delivery of customary opinions from counsel to Rudolph and counsel to August to the effect that the Merger will qualify as a tax-free reorganization for Federal income tax purposes. The Merger Agreement contains certain termination rights for both Rudolph and August, and further provides that, upon termination of the Merger Agreement under specified circumstances, either of Rudolph or August may be required to pay the other party a termination fee of $7.74 million plus expenses or, under certain other specified circumstances, solely the other party’s expenses.

Concurrently with the execution of the Merger Agreement, and in consideration thereof, (i) certain stockholders of Rudolph entered into individual agreements with August (collectively the “Parent Voting Agreements”) whereby each such stockholder agreed to vote all of the shares of the common stock of Rudolph beneficially owned by such stockholder in favor of the Merger and the other transactions contemplated by the Merger Agreement and (ii) certain shareholders of August entered into individual agreements with Rudolph (collectively the “Company Voting Agreements”) whereby each such shareholder agreed to vote all of the shares of the common stock of August beneficially owned by such shareholder in favor of the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing description of the Merger, the Merger Agreement, the Parent Voting Agreements and the Company Voting Agreements does not purport to be complete and, in each case, is qualified in its entirety by reference to the Merger Agreement, the Parent Voting Agreements and the Company Voting Agreements, each of which will be filed prior to, or concurrently with, the filing of the Rudolph registration statement referenced below.

In connection with the proposed transaction, a registration statement of Rudolph, which will include a joint proxy statement of Rudolph and August, and other materials, will be filed with the SEC. RUDOLPH URGES INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RUDOLPH, AUGUST AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement (when available) as well as other filed documents containing information about Rudolph and August at http://www.sec.gov, the SEC’s website. Free copies of Rudolph’s SEC filings may also be obtained at http://www.rudolphtech.com, and free copies of August’s SEC filings may be obtained from August’s website at http://www.augusttech.com.

Rudolph, August and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rudolph’s stockholders or August’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Rudolph is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 22, 2005. Information regarding the officers and directors of August is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 29, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and joint proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.

Date: June 30, 2005

	By:	/s/ Steven R. Roth
	Name:	Steven R. Roth
	Title:	Senior Vice President and Chief Financial Officer